UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 28, 2022

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51446	02-0636095
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2116 South 17th Street

Mattoon, Illinois 61938

(Address of Principal Executive Offices) (Zip Code)

(217) 235-3311

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock – $0.01 par value	CNSL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 28, 2022, Consolidated Communications Holdings, Inc. (the “Company”) appointed Fred A. Graffam as its Executive Vice President, Chief Financial Officer and Treasurer, effective as of December 1, 2022. Mr. Graffam succeeds Steven L. Childers, who stepped down as Chief Financial Officer and Treasurer of the Company effective as of the same date. Mr. Childers will continue to provide transition services to Mr. Graffam and the Company through December 31, 2022 as a Senior Advisor of the Company. It is anticipated that the Company and Mr. Childers will enter into a separation agreement in connection with his termination of employment.

Mr. Graffam’s experience spans 30 years and includes financial management, operational leadership and accounting expertise within the technology and telecom industries at both public and private companies. Most recently, Graffam, age 56, served as executive vice president and CFO at Monitronics International, dba Brinks Home Security, a leading home security and alarm monitoring company, from October 2017 to November 2022, including serving as senior vice president and CFO of Ascent Capital (the parent of Monitronics International) from October 2017 to August 2019. Prior to this, Mr. Graffam was senior vice president of finance, investor relations and corporate development at DigitalGlobe, Inc., a technology company. Earlier in his career, among other roles, he was a senior vice president of the North America/Asia Pacific regions at Level 3 Communications, and he served in various finance and operating capacities of increasing responsibility at Comcast. Mr. Graffam is a certified public accountant and holds a Bachelor of Science degree from the Alfred Lerner College of Business & Economics at the University of Delaware.

Pursuant to the terms of an Offer Letter between the Company and Mr. Graffam (the “Offer Letter”), he will receive an annual base salary of $500,000 and a target annual cash bonus opportunity equal to 100% of base salary (the bonus for 2022 will be a prorated portion of the target amount). He will be eligible for equity awards under the Company’s Amended and Restated Long-Term Incentive Plan beginning in 2024.

Mr. Graffam will also receive a cash signing bonus of $350,000. If Mr. Graffam’s employment is terminated by the Company for Cause or by him without Good Reason (as such terms are defined in the Company’s form Employment Security Agreement (see below)) during the first year of employment, he will forfeit 100% of the after-tax portion of the cash signing bonus.

As indicated in the Offer Letter, and pursuant to a Restricted Stock Grant Agreement and a Performance Stock Grant Agreement (together, the “Award Agreements”), the Company granted Mr. Graffam an “inducement” stock award effective as of December 1, 2022 consisting of (i) 103,306 shares of restricted stock that vest at a rate equal to 25% per year beginning December 5, 2022 (the unvested portion to be forfeited upon termination of employment prior to the end of the vesting period) and (ii) a target award of 113,636 shares of performance stock that vest following a three-year performance period ending December 31, 2024. The target number of shares is adjusted at the end of the performance period based on the level of attainment of the performance goals established in March 2022 for such period (and that apply to other performance share awards granted to other executives at that time), with the adjusted number of shares ranging from zero to 187.5% of the target number. The performance award is forfeited upon termination of employment for any reason prior to the date the award vests.

The Company has entered into an Employment Security Agreement (the “ESA”) with Mr. Graffam, which provides for severance benefits in the event of a termination of employment by the Company without Cause or by Mr. Graffam for Good Reason (as such terms are defined in the ESA). If a qualifying termination occurs other than within two years following a Change in Control (as such term is defined in the ESA), Mr. Graffam would be entitled to (i) a lump sum payment equal to 1 ½ times his salary and target bonus amount for the year in which the termination occurs, plus a prorated target bonus for the year in which the termination occurs and (ii) continuation of health and welfare benefits at active employee rates for 18 months (or until similar coverage under a new employer’s benefit plan begins, if earlier). If a qualifying termination of employment occurs within two years following a Change in Control, severance benefits consist of (i) a lump sum payment equal to two times his salary and target bonus, plus a prorated target bonus (with such amounts determined at employment termination or if a higher amount is produced, at the time of the Change in Control) and (ii) continuation of health and welfare benefits for 24 months (or until similar coverage under a new employer’s benefit plan begins, if earlier). The ESA also contains restrictive covenants that prohibit Mr. Graffam from (i) associating with a business that is competitive with any line of business of the Company for which he provided substantial services, in any geographic area in which such line of business was active at the time of his termination, without the Company’s consent and (ii) soliciting the Company’s customers, agents or employees. These restrictive covenants remain in effect during the 12-month period following termination of employment.

The Company and Mr. Graffam have also entered into an indemnification agreement in the form entered into with directors and officers of the Company (see Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 2, 2013).

The foregoing descriptions of the Award Agreements and ESA are qualified in their entirety by reference to the full text of the agreements, which are set forth hereto in Exhibits 10.1, 10.2 and 10.3, respectively.

Item 7.01. Regulation FD Disclosure.

On November 29, 2022, the Company issued a press release announcing Mr. Graffam’s appointment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instructions B.2 of Form 8-K, the information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. The information set forth herein will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

No.	Description
10.1

Restricted Stock Grant Agreement between the Company and Mr. Graffam, dated December 1, 2022 (incorporated by reference to Exhibit 4.4 to the Company’s Registration Statement on Form S-8 dated November 30, 2022).

10.2

Performance Stock Grant Agreement between the Company and Mr. Graffam, dated December 1, 2022 (incorporated by reference to Exhibit 4.5 to the Company’s Registration Statement on Form S-8 dated November 30, 2022).

10.3	Employment Security Agreement between the Company and Mr. Graffam, dated December 1, 2022.
99.1	Consolidated Communications Holdings, Inc. Press Release, dated November 29, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED COMMUNICATIONS HOLDINGS, INC.

Date: December 2, 2022	By:	/s/ J. Garrett Van Osdell
	Name:	J. Garrett Van Osdell
	Title:	Chief Legal Officer